Exhibit 99.1

APPENDIX B

“Request for Waiver” Initial or Optional Cash Investments of More than $10,000 per month”

	Threshold Price Set Date	Optional Cash Investments Must be received by	Pricing Period Start Date	Waiver Investment Date

2006	June 6	June 8	June 9	June 23
	July 5	July 7	July 10	July 24
	August 7	August 9	August 10	August 24
	September 5	September 7	September 8	September 22
	October 5	October 9	October 10	October 24
	November 3	November 7	November 8	November 22
	December 4	December 6	December 7	December 21

2007	January 4	January 8	January 9	January 24
	February 1	February 5	February 6	February 21
	March 5	March 7	March 8	March 22
	April 4	April 9	April 10	April 24
	May 4	May 8	May 9	May 23
	June 5	June 7	June 8	June 22
	July 5	July 9	July 10	July 23
	August 7	August 9	August 10	August 24
	September 4	September 6	September 7	September 21
	October 5	October 9	October 10	October 24
	November 6	November 8	November 9	November 26
	December 4	December 6	December 7	December 20

PRICING PERIODS ARE AT THE DISCRETION OF PNM RESOURCES, INC. INVESTORS SHOULD NOT RELY SOLELY ON THE ABOVE SCHEDULE AS PRICING PERIODS AND WAIVER INVESTMENT DATES MAY VARY. FOR MORE INFORMATION, PLEASE CONTACT THE PLAN ADMINISTRATOR’S WAIVER DEPARTMENT AT 1-201-680-5300

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